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                                                                    EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
               10 3/4% SENIOR DISCOUNT NOTES DUE FEBRUARY 15, 2007
                                       OF
                        DIAMOND CABLE COMMUNICATIONS PLC


     As set forth in the Prospectus dated June __, 1997 (the "Prospectus") of Diamond Cable Communications Plc (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's Exchange Offer (the "Exchange Offer") to exchange all of its outstanding 10 3/4% Senior Discount Notes due February 15, 2007 (the "Old Notes") for its 10 3/4% Senior Discount Notes due February 15, 2007, which have been registered under the Securities Act of 1933, as amended. If the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus), this form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.



THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____, 1997 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE LAST BUSINESS DAY PRIOR TO THE EXPIRATION DATE.


              Delivery To: The Bank of New York, as Exchange Agent

                     If by Mail, Hand or Overnight Courier:

                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286
                    Attention: Securities Processing Window -
                         Ground Level Reorganization, 7E

                                       or

                       If by Registered or Certified Mail:

                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286
                           Attention: Enrique Lopez -
                         Corporate Trust Operations, 7E

                                If by Facsimile:
                                 (212) 571-6339
                                  Enrique Lopez

                              Confirm by Telephone:
                          Enrique Lopez: (212) 815 2742







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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA A FACSIMILE,
OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.


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Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, ____________________ Old Notes pursuant to the guaranteed delivery
               (amount of Old Notes)
procedures set forth in Instruction 1 of the Letter of Transmittal.


     The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the last business day prior to the Expiration Date. Tenders of Old Notes may be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.


     All authority thereto conferred or agreed to be conferred by Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Principal Amount of Old Notes       Name(s) of Holder(s)

---------------------------------   --------------------------------------

                                    --------------------------------------
                                                   Please Print or Type

                                    Address
                                            ------------------------------

                                    --------------------------------------

                                    Area Code and Telephone No.

                                    --------------------------------------

                                    Signature(s)
                                                 -------------------------

                                    --------------------------------------

                                    Dated:
                                           -------------------------------

                                    The Depository Trust Company
                                    Account No.
                                                --------------------------


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     This Notice of  Guaranteed  Delivery must be signed by (i) the Holder(s) of
Old Notes exactly as its (their) name(s) appear on a security position listing maintained by DTC as the owner of Old Notes or (ii) by person(s) authorized to become Holder(s) by documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian,
attorney-in-fact,   officer  or  other   person   acting  in  a   fiduciary   or
representative capacity, such person must provide the following information:

              PLEASE PRINT NAME(S) AND ADDRESS(ES) OF PERSON SIGNING ABOVE

NAME(S)       ---------------------------------------------------------

              ---------------------------------------------------------

CAPACITY:     ---------------------------------------------------------

ADDRESS(ES)   ---------------------------------------------------------

              ---------------------------------------------------------

              ---------------------------------------------------------














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                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     The undersigned, a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Old Note tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent or a confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, with delivery of either a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signatures and any other documents required by the Letter of Transmittal or an Agent's Message, will be received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.


     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH THEREIN AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm ______________________________   _______________________________
                                                     Authorized Signature

Address ___________________________________   Name __________________________
                                                     Please Print or Type

------------------------------------------
                                 Zip Code
                                              Title _________________________
Area Code and Telephone No.

__________________________________________    Date __________________________

Dated: __________________________, 1997















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